SLM Student Loan Trust 2004-1
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance			$1,884,444,306.95	$(25,367,390.49)	$1,859,076,916.46
	ii	Interest to be Capitalized			5,061,219.15		4,291,056.75

	iii	Total Pool			$1,889,505,526.10		$1,863,367,973.21
	iv	Specified Reserve Account Balance			4,723,763.82		4,658,419.93

	v	Total Adjusted Pool			$1,894,229,289.92		$1,868,026,393.14

B	i	Weighted Average Coupon (WAC)			4.420%		4.416%
	ii	Weighted Average Remaining Term			274.82		273.66
	iii	Number of Loans			100,754		99,564
	iv	Number of Borrowers			59,074		58,271
	v	Aggregate Outstanding Principal Balance — T-Bill			$90,807,933.55		$87,622,162.96
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,798,697,592.55		$1,775,745,810.25

						% of		% of
	Notes			Spread/Coupon	Balance 10/25/04	O/S Securities*	Balance 1/25/05	O/S Securities*\
C	i	A-1 Notes	78442GKQ8	0.040%	$443,955,289.92	23.437%	$417,752,393.14	22.363%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	17.369%	329,000,000.00	17.612%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	25.235%	478,000,000.00	25.589%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	12.987%	246,000,000.00	13.169%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	8.869%	168,000,000.00	8.993%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	8.896%	168,515,000.00	9.021%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.208%	60,759,000.00	3.253%

	viii	Total Notes			$1,894,229,289.92	100.000%	$1,868,026,393.14	100.000%

	*Percentages may not total 100% due to rounding.

	Reserve Account				10/25/2004		1/25/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$4,723,763.82		$4,658,419.93
	iv	Reserve Account Floor Balance ($)			$3,007,834.00		$3,007,834.00
	v	Current Reserve Acct Balance ($)			$4,723,763.82		$4,658,419.93

	Other Accounts				10/25/2004		1/25/2005
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$28,000,000.00		$28,000,000.00
	iii	Principal Accumulation Account (A-6)			$—		$—
	iv	Supplemental Interest Account (A-6)			$—		$—
	v	Investment Premium Purchase Account			$—		$—
	vi	Investment Reserve Account			$—		$—

	Asset/Liability				10/25/2004		1/25/2005
F	i	Total Adjusted Pool			$1,894,229,289.92		$1,868,026,393.14
	ii	Total $ equivalent Notes			$1,894,229,289.92		$1,868,026,393.14
	iii	Difference			$(0.00)		$—
	iv	Parity Ratio			1.00000		1.00000

II. 2004-1 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$25,723,031.24
	ii	Principal Collections from Guarantor Principal	3,875,409.21
	iii	Reimbursements	3,280,504.90
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$32,878,945.35

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,104.31
	ii	Capitalized Interest	(7,539,659.17)

	iii	Total Non-Cash Principal Activity	$(7,511,554.86)

C	Total Student Loan Principal Activity		$25,367,390.49

D	Student Loan Interest Activity
	i	Regular Interest Collections	$11,966,145.47
	ii	Interest Claims Received from Guarantors	189,962.68
	iii	Collection Fees/Returned Items	9,568.11
	iv	Late Fee Reimbursements Interest	131,805.95
	v	Reimbursements	22,367.40
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,346,827.28
	viii	Subsidy Payments	1,292,894.43

	ix	Total Interest Collections	$15,959,571.32

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$53.78
	ii	Capitalized Interest	7,539,659.17

	iii	Total Non-Cash Interest Adjustments	$7,539,712.95

F	Total Student Loan Interest Activity		$23,499,284.27

G	Non-Reimbursable Losses During Collection Period		$28,095.17

H	Cumulative Non-Reimbursable Losses to Date		$41,744.41

III. 2004-1 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$17,857,364.20
	ii	Consolidation Principal Payments	11,741,076.25
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	3,280,504.90

	vii	Total Principal Collections	$32,878,945.35

B	Interest Collections
	i	Interest Payments Received	$15,721,860.66
	ii	Consolidation Interest Payments	73,969.20
	iii	Reimbursements by Seller	224.59
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	8,543.68
	vi	Re-purchased Interest	13,599.13
	vii	Collection Fees/Returned Items	9,568.11
	viii	Late Fees	131,805.95

	ix	Total Interest Collections	$15,959,571.32

C	Other Reimbursements		$247,007.59

D	Reserves In Excess of the Requirement		$65,343.89

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$296,565.06

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$50,905,087.96

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,566,807.81)
		Consolidation Loan Rebate Fees	$(4,899,672.17)

N	NET AVAILABLE FUNDS		$44,438,607.98

O	Servicing Fees Due for Current Period		$778,259.05

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$803,259.05

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	4.338%	4.319%	70,804	70,236	70.274%	70.544%	$1,211,173,841.15	$1,213,490,158.06	64.272%	65.274%
31-60 Days Delinquent	5.099%	4.955%	2,255	2,906	2.238%	2.919%	36,124,125.32	49,323,029.22	1.917%	2.653%
61-90 Days Delinquent	5.194%	5.140%	1,198	1,924	1.189%	1.932%	19,733,922.12	33,717,715.96	1.047%	1.814%
91-120 Days Delinquent	5.452%	5.326%	674	687	0.669%	0.690%	11,166,716.19	9,863,014.11	0.593%	0.531%
> 120 Days Delinquent	5.432%	5.670%	1,492	1,270	1.481%	1.276%	23,370,707.10	20,042,223.24	1.240%	1.078%

Deferment
Current	4.062%	4.086%	11,844	11,135	11.755%	11.184%	293,138,162.14	263,408,973.32	15.556%	14.169%

Forbearance
Current	4.863%	4.853%	12,413	11,195	12.320%	11.244%	288,763,936.10	265,878,545.27	15.324%	14.302%

TOTAL REPAYMENT	4.419%	4.414%	100,680	99,353	99.927%	99.788%	$1,883,471,410.12	$1,855,723,659.18	99.948%	99.820%
Claims in Process (1)	6.498%	5.408%	74	211	0.073%	0.212%	$972,896.83	$3,353,257.28	0.052%	0.180%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	4.420%	4.416%	100,754	99,564	100.000%	100.000%	$1,884,444,306.95	$1,859,076,916.46	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$19,319,140.10

B	Interest Subsidy Payments Accrued During Collection Period		1,237,983.85

C	SAP Payments Accrued During Collection Period		4,398,287.18

D	Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)		296,565.06

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Consolidation Loan Rebate Fees		(4,899,672.17)

G	Net Expected Interest Collections		$20,352,304.02

H	Interest Rate Cap Payments Due to the Trust		Cap

	i	Cap Notional Amount	$400,000,000.00

	ii	Libor	2.10000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments

			A-6 Swap Calc

		Notional Swap Amount	$168,515,000.00

		SLM Student Loan Trust Pays:
		3 Month Libor	2.10000%
		Spread	0.09500%

		Pay Rate	2.19500%

		Gross Swap Payment Due Counterparty	$945,275.53
		Days in Period 10/25/2004 1/25/2005	92

		Counterparty Pays:
		Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		Gross Swap Receipt Due Trust	$1,457,654.75
		Days in Period 10/25/2004 1/25/2005	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005468889	(10/25/04–1/25/05)	2.14000%	LIBOR

B	Class A-2 Interest Rate	0.005724444	(10/25/04–1/25/05)	2.24000%	LIBOR

C	Class A-3 Interest Rate	0.005903333	(10/25/04–1/25/05)	2.31000%	LIBOR

D	Class A-4 Interest Rate	0.006031111	(10/25/04–1/25/05)	2.36000%	LIBOR

E	Class A-5 Interest Rate	0.006184444	(10/25/04–1/25/05)	2.42000%	LIBOR

F	Class A-6 Interest Rate	0.008650000	(10/25/04–1/25/05)	3.46000%	FIXED

G	Class B Interest Rate	0.006644444	(10/25/04–1/25/05)	2.60000%	LIBOR

VII. 2004-1 Inputs From Original Data 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,884,444,306.95
	ii	Interest To Be Capitalized	5,061,219.15

	iii	Total Pool	$1,889,505,526.10
	iv	Specified Reserve Account Balance	4,723,763.82

	v	Total Adjusted Pool	$1,894,229,289.92

B	Total Note and Certificate Factor		0.9352953
C	Total Note Balance		$1,894,229,289.92

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.7720962	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$443,955,289.92	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,723,763.82
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance		$4,723,763.82
	ii	Deposits to correct Shortfall		$—

	iii	Total Reserve Account Balance Available		$4,723,763.82
	iv	Required Reserve Account Balance		$4,658,419.93
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve - Release to Collection Account		$65,343.89

	vii	Ending Reserve Account Balance		$4,658,419.93

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance		$28,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$—

	iii	Ending Capitalized Interest Account Balance		$28,000,000.00

C	Accumulation Account Deposits and Balances:
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Deposits for payment on the next reset date		$—

	iii	Ending A-6 Accumulation Account Balance		$—

D	Supplemental Interest Account Deposits:
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		1462
	vii	Class A-6 Supplemental Interest Account Deposit Amount		$—

E	Remarketing Fee Account Reconciliation:			A-6

	i	Next Reset Date		1/26/2009

	ii	Reset Period Target Amount		$—
	iii	Remarketing Account Required Balance		$—
	iv	Remarketing Fee Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

F	Investment Premium Purchase Account:
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investment Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account:
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

X. 2004-1 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-N )			$44,438,607.98	$44,438,607.98

B	Primary Servicing Fees-Current Month			$778,259.05	$43,660,348.93

C	Administration Fee			$25,000.00	$43,635,348.93

D	Aggregate Quarterly Funding Amount to Remarketing Fee account			$0.00	$43,635,348.93

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$2,427,942.15	$41,207,406.78
	ii	Class A-2		$1,883,342.22	$39,324,064.56
	iii	Class A-3		$2,821,793.33	$36,502,271.23
	iv	Class A-4		$1,483,653.33	$35,018,617.90
	v	Class A-5		$1,038,986.67	$33,979,631.23
	vi	Class A-6		$1,457,654.75	$32,521,976.48
	vii	Aggregate Interest Rate Swap Payments		$945,275.53	$31,576,700.95
	viii	Swap Termination Payments		$0.00	$31,576,700.95

			Total	$12,058,647.98

F	Class B Noteholders’ Interest Distribution Amount			$403,709.80	$31,172,991.15

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1		$26,202,896.78	$4,970,094.37
	ii	Class A-2		$0.00	$4,970,094.37
	iii	Class A-3		$0.00	$4,970,094.37
	iv	Class A-4		$0.00	$4,970,094.37
	v	Class A-5		$0.00	$4,970,094.37
	vi	Class A-6		$0.00	$4,970,094.37

			Total	$26,202,896.78

H	Increase to Supplemental Interest Account			$0.00	$4,970,094.37

I	Investment Reserve Account Required Amount			$0.00	$4,970,094.37

J	Class B Noteholder’s Principal Distribution Amount			$0.00	$4,970,094.37

K	Increase to the Specified Reserve Account			$0.00	$4,970,094.37

L	Investment Premium Purchase Account Deposit			$0.00	$4,970,094.37

M	Carryover Servicing Fees			$0.00	$4,970,094.37

N	Remaining Swap Termination Fees			$0.00	$4,970,094.37

O	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$4,970,094.37

P	Additional fees owed to 1) the remarketing agents and 2) the administrator			$0.00	$4,970,094.37

	Excess Distribution Certificate Holder			$4,970,094.37	$0.00

*  Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$2,427,942.15	$1,883,342.22	$2,821,793.33	$1,483,653.33	$1,038,986.67	$1,457,654.75	$403,709.80
	ii	Quarterly Interest Paid	2,427,942.15	1,883,342.22	2,821,793.33	1,483,653.33	1,038,986.67	1,457,654.75	403,709.80

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$26,202,896.78	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	26,202,896.78	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$28,630,838.93	$1,883,342.22	$2,821,793.33	$1,483,653.33	$1,038,986.67	$1,457,654.75	$403,709.80

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 12/31/2004	$1,894,229,289.92
	ii	Adjusted Pool Balance 12/31/2004	1,868,026,393.14

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$26,202,896.78

	iv	Adjusted Pool Balance 9/30/2004	$1,894,229,289.92
	v	Adjusted Pool Balance 12/31/2004	1,868,026,393.14

	vi	Current Principal Due (iv-v)	$26,202,896.78
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$26,202,896.78

	ix	Principal Distribution Amount Paid	$26,202,896.78
	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$26,202,896.78
D		Total Interest Distribution	11,517,082.25

E		Total Cash Distributions	$37,719,979.03

F	Note Balances			10/25/2004	Payment Factor	1/25/2005
	i	A-1 Note Balance	78442GKQ8	$443,955,289.92		$417,752,393.14
		A-1 Note Pool Factor		0.7720961564	0.0455702553	0.7265259011

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-1 Historical Pool Information

			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	01/06/03-03/31/04
Beginning Student Loan Portfolio Balance			$1,884,444,306.95	$1,919,802,246.79	$1,940,446,904.54	$2,002,615,285.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$25,723,031.24	$39,159,256.07	$19,854,944.85	$23,704,186.73
	ii	Principal Collections from Guarantor	3,875,409.21	2,445,089.81	1,472,401.87	679,453.41
	iii	Principal Reimbursements	3,280,504.90	302,288.72	5,399,448.64	43,990,340.85
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$32,878,945.35	$41,906,634.60	$26,726,795.36	$68,373,980.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,104.31	$13,752.16	$(6,953.36)	$(5,177.07)
	ii	Capitalized Interest	(7,539,659.17)	(6,562,446.92)	(6,075,184.25)	(6,200,423.00)

	iii	Total Non-Cash Principal Activity	$(7,511,554.86)	$(6,548,694.76)	$(6,082,137.61)	$(6,205,600.07)

(-)	Total Student Loan Principal Activity		$25,367,390.49	$35,357,939.84	$20,644,657.75	$62,168,380.92

	Student Loan Interest Activity
	i	Regular Interest Collections	$11,966,145.47	$12,527,607.48	$12,826,780.86	$13,835,671.33
	ii	Interest Claims Received from Guarantors	189,962.68	84,723.20	20,518.72	8,995.87
	iii	Collection Fees/Returned Items	9,568.11	9,931.45	5,299.75	915.92
	iv	Late Fee Reimbursements	131,805.95	144,742.08	125,640.84	131,088.23
	v	Interest Reimbursements	22,367.40	3,344.90	39,739.01	172,565.87
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	2,346,827.28	1,243,663.55	965,979.39	—
	viii	Subsidy Payments	1,292,894.43	1,246,878.18	1,193,065.81	—

	ix	Total Interest Collections	$15,959,571.32	$15,260,890.84	$15,177,024.38	$14,149,237.22

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$53.78	$(31.15)	$(277.12)	$(748.58)
	ii	Capitalized Interest	7,539,659.17	6,562,446.92	6,075,184.25	6,200,423.00

	iii	Total Non-Cash Interest Adjustments	$7,539,712.95	$6,562,415.77	$6,074,907.13	$6,199,674.42

	Total Student Loan Interest Activity		$23,499,284.27	$21,823,306.61	$21,251,931.51	$20,348,911.64
(=)	Ending Student Loan Portfolio Balance		$1,859,076,916.46	$1,884,444,306.95	$1,919,802,246.79	$1,940,446,904.54
(+)	Interest to be Capitalized		$4,291,056.75	$5,061,219.15	$4,430,298.80	$3,561,574.68

(=)	TOTAL POOL		$1,863,367,973.21	$1,889,505,526.10	$1,924,232,545.59	$1,944,008,479.22

(+)	Reserve Account Balance		$4,658,419.93	$4,723,763.82	$4,810,581.36	$4,860,021.20

(=)	Total Adjusted Pool		$1,868,026,393.14	$1,894,229,289.92	$1,929,043,126.95	$1,948,868,500.42

XIII. 2004-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$1,944,008,479	10.94%

Jul-04	$1,924,232,546	7.03%

Oct-04	$1,889,505,526	6.60%

Jan-05	$1,863,367,973	5.90%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.